Exhibit 4.6

SKYLIGHT HEALTH GROUP INC.

5045 Orbitor Drive, Building 11, Unit 300

Mississauga, Ontario, L4W 4Y4

NOTICE OF SPECIAL MEETING

NOTICE IS HEREBY GIVEN THAT a special meeting of the shareholders of Skylight Health Group Inc. (the “Corporation”) will be held virtually through the platform of AGM Connect to facilitate an interactive meeting and live online voting for Registered shareholders and duly appointed Proxyholders on Monday, February 22, 2021, at the hour of 9:00 a.m. (Eastern Time).

The meeting can be accessed at www.agmconnect.com/skylight2021

Business proposed to be addressed at the meeting is as follows:

1.

To consider and, if thought fit, pass a special resolution to amend the articles of the Corporation to consolidate the issued and outstanding common shares of the Corporation on the basis of one (1) post-consolidation Common Share for up to every five (5) currently outstanding Common Shares;

2.

To consider and, if thought fit, pass a special resolution to approve amendments to the articles of the Corporation to: (i) delete the existing class of preferred shares; (ii) remove restrictions on the transfer of its securities; and (iii) to permit the board of directors to appoint one or more directors, up to a maximum of one-third of the number of directors elected at a meeting of shareholders, to hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Corporation; and

3.	To ratify the Corporation’s amended and restated By-Law 1.

The accompanying information circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this notice.

If you are unable to attend the meeting in person, please complete, sign and date the enclosed form of proxy or Voter Instruction Form and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED this 18th day of January 2021.

BY ORDER OF THE BOARD
“signed”
Kashaf Qureshi
President, CTO and Director

MANAGEMENT INFORMATION CIRCULAR

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 22, 2021

This management information circular (this “Circular”) is being furnished in connection with the solicitation, by management of Skylight Health Group Inc. (the “Corporation”), of proxies for the special meeting (the “Meeting”) of shareholders (the “Shareholders”) of the Corporation to be held virtually through the platform of AGM Connect (www.agmconnect.com) to facilitate an interactive meeting and live online voting for Registered Shareholders on Monday, February 22, 2021 at 9:00am (Toronto time), and at any adjournment thereof for the purposes set forth in the enclosed notice of meeting (the “Notice”).

Unless otherwise indicated, the information contained in this Circular is given as at January 18, 2021.

Unless otherwise indicated, all references to “dollars” or “$” means Canadian dollars.

SOLICITATION OF PROXIES

Although, it is expected that management’s solicitation of proxies for the Meeting will be made primarily by mail, proxies may be solicited by directors, officers and employees of the Corporation personally or by telephone, fax, email or other similar means of communication. This solicitation of proxies for the Meeting is being made by or on behalf of the directors and management of the Corporation and the Corporation will bear the costs of this solicitation of proxies for the Meeting.

In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with the transfer agent, investment dealers, intermediaries, custodians, depositories and depository participants and other nominees to forward solicitation materials to the beneficial owners of the common shares (the “Shares”) of the Corporation. The Corporation will provide, without any cost to such person, upon request to the Chief Executive Officer of the Corporation, additional copies of the foregoing documents for this purpose.

REGISTERED SHAREHOLDERS VOTING BY PROXY

Enclosed with this Circular is a form of proxy. The persons named in the enclosed form of proxy are officers and/or directors of the Corporation. Every Shareholder of the Corporation has the right to appoint a person (who need not be a shareholder of the Corporation) other than the persons already named in the enclosed form of proxy to represent such shareholder of the Corporation at the virtual Meeting by striking out the printed names of such persons and inserting the name of such other person AND an email address for contact in the blank space provided therein for that purpose. In order to be valid, a proxy must be received by Capital Transfer Agency Inc., 390 Bay Street, Suite 920, Toronto, Ontario, M5H 2Y2 by 9:00 am on February 18, 2021, or in the event of an adjournment or postponement of the Meeting, no later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays in Ontario) before the time for holding the adjourned or postponed Meeting.

Shareholders may also elect to vote electronically in respect of any matter to be acted upon at the Meeting. Votes cast electronically are in all respects equivalent to and will be treated in the exact same manner as, votes cast via a paper form of proxy. To vote electronically, registered shareholders are asked to go to the website shown on the form of proxy and follow the instructions on the screen. Please note that each shareholder exercising the electronic voting option will need to refer to the control number indicated on their proxy form to identify themselves in the electronic voting system. Shareholders should also refer to the instructions on the proxy form for information regarding the deadline for voting shares electronically. If a Shareholder votes electronically he or she is asked not to return the paper form of proxy by mail.

In order to be effective, a form of proxy must be executed by a shareholder exactly as his or her name appears on the register of shareholders of the Corporation. Additional execution instructions are set out in the notes to the form of proxy. The proxy must also be dated where indicated. If the date is not completed, the proxy will be deemed to be dated on the day on which it was mailed to shareholders.

The management representatives designated in the enclosed form of proxy will vote the Shares in respect of which they are appointed proxy in accordance with the instructions of the shareholder as indicated on the proxy and, if the shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly. In the absence of such direction, such Shares will be voted by the management representatives named in such form of proxy in favour of each of the matters referred to in the Notice and will be voted by such representatives on all other matters which may come before the Meeting in their discretion.

THE ENCLOSED FORM OF PROXY OR VOTER INSTRUCTION FORM, WHEN PROPERLY SIGNED, CONFERS DISCRETIONARY VOTING AUTHORITY ON THOSE PERSONS DESIGNATED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

At the time of printing of this Circular, management of the Corporation know of no such amendment, variation or other matters to come before the Meeting other than the matters referred to in the Notice and this Circular. However, if any matters which are not now known to management of the Corporation should properly come before the Meeting, the Shares represented by proxies in favour of the Management Nominees will be voted on such matters in accordance with the best judgement of the Management Nominee.

VOTE USING THE FOLLOWING METHODS PRIOR TO THE MEETING

	IF YOU HAVE RECEIVED A PROXY FORM WITH A 12-DIGIT CONTROL NUMBER FROM CAPITAL TRANSFER AGENCY	IF YOU HAVE RECEIVED A VOTER INSTRUCTION FORM (VIF) WITH A 16-DIGIT CONTROL NUMBER FROM AN INTERMEDIARY

Voting Method	YOU ARE A Registered Shareholder If your securities are held in your name and represented by a physical certificate or DRS statement	YOU ARE A Non-Registered Shareholder If your shares are held with a broker, bank or other intermediary.

Go to

Internet	www.capitaltransferagency.com/voteproxy Enter the 12-digit control number printed on the form of proxy and follow the instructions on screen	Go to www.proxyvote.com Enter the 16- digit control number printed on the VIF and follow the instructions on screen

Telephone/Fax	Call Capital Transfer Agency at 1-416-350-5007 Or by Fax to +1.416.350.5008	N/A

Mail	Enter your voting instructions, sign and date the Proxy Form, and return to Capital Transfer in the enclosed addressed envelope.	Enter your voting instructions, sign and date the VIF, and return completed VIF in the enclosed envelope.

ATTENDING THE MEETING – FEBRUARY 22, 2021

	IF YOU HAVE RECEIVED A PROXY FORM WITH A 12-DIGIT CONTROL NUMBER FROM CAPITAL TRANSFER AGENCY	IF YOU HAVE RECEIVED A VOTER INSTRUCTION FORM (VIF) WITH A 16-DIGIT CONTROL NUMBER FROM AN INTERMEDIARY

	YOU ARE A Registered Shareholder (your securities are held in your name and represented by a physical certificate or DRS statement)	YOU ARE A Non-Registered Shareholder (your shares are held with a broker, bank or other intermediary.)

Appoint yourself as proxyholder as instructed herein and on the VIF

PRIOR TO THE MEETING	Follow the instructions on the personalized Virtual(AGM) Information Sheet included with your AGM materials	AFTER submitting your proxy appointment, you MUST contact AGM Connect to obtain an AGM Connect Voter ID and Meeting Access Code by calling 1.416.222.4202 or by email to info@agmconnect.com

JOINING THE VIRTUAL MEETING (at least 15 minutes prior to start of the Meeting)

Register and login at http://app.agmconnect.com. You will need to provide your email address, your AGM Connect Voter ID and a Meeting Access Code See accompanying Virtual(AGM) Information Sheet for more Information

Register and login at http://app.agmconnect.com. You will need to provide your email address, an AGM Connect Voter ID and a Meeting Access Code See accompanying Virtual(AGM) Information Sheet for more Information.

ADVICE TO NON-REGISTERED SHAREHOLDERS

Only Registered shareholders of the Corporation, or the persons they appoint as their proxies, are entitled to attend and vote at the Meeting. However, in many cases, Shares beneficially owned by a person (a “Non-Registered Shareholder”) are registered either:

(a)

in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Shareholder deals in respect of the Shares (Intermediaries include, among others, banks, trust companies, investment dealers or brokers, trustees or administrators of a self-administered registered retirement savings plan, registered retirement income fund, registered education savings plan and similar plans); or

(b)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited, in Canada, and the Depositary Trust Company, in the United States) of which the Intermediary is a participant.

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the Notice, this Circular and its form of proxy (collectively, the “Meeting Materials”) to the Intermediaries and clearing agencies for onward distribution to Non-Registered Shareholders. Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless the Non-Registered Shareholders have waived the right to receive them. Intermediaries often use service companies to forward the Meeting Materials to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive Meeting Materials will either:

(a)

be given a voting instruction form which must be completed and returned by the Non-Registered Shareholder in accordance with the directions printed on the form (in some cases, the completion of the voting instruction form by telephone, facsimile or over the Internet is permitted) or

(b)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Shares beneficially owned by the Non-Registered Shareholder, but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Capital Transfer Agency Inc., 390 Bay Street, Suite 920, Toronto, Ontario, M5H 2Y2.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Shares they beneficially own. Should a Non-Registered Shareholder who receives either a voting instruction form or a form of proxy wish to attend the Meeting and vote in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the form of proxy and insert the Non-Registered Shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the directions indicated on the form. If you are a Non-Registered Shareholder, and we or our agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. In either case, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and their service companies, including those regarding when and where the VIF or the proxy is to be delivered.

REVOCATION OF PROXIES

A registered shareholder of the Corporation who has submitted a proxy may revoke it by:

(a)

depositing an instrument in writing signed by the registered shareholder or by an attorney authorized in writing or, if the registered shareholder is a corporation, by a duly authorized officer or attorney, either:

(i)

at the office of Capital Transfer, 390 Bay Street, Suite 920, Toronto, Ontario, M5H 2Y2 Corporation, by 9:00am on February 18, 2021 or in the event of an adjournment or postponement of the Meeting, no later than 48 hours (excluding Saturday, Sunday and holidays in Ontario) before the time for holding the adjournment or postponement Meeting; or

(ii)	with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting;

(b)

transmitting, by telephonic or electronic means, a revocation that complies with (i) or (ii) above and that is signed by electronic signature provided that the means of electronic signature permit a reliable determination that the document was created or communicated by or on behalf of the registered shareholder or the attorney, as the case may be; or

(c)	in any other manner permitted by law.

A Non-Registered Shareholder who has submitted voting instructions to an Intermediary should contact their Intermediary for information with respect to revoking their voting instructions.

NOTICE-AND-ACCESS

The Corporation is not sending the Meeting materials to shareholders using “notice-and-access”, as defined under NI 54-101.

OBTAINING PAPER COPIES OF MATERIALS

The Corporation anticipates that using notice-and-access for delivery to all Shareholders will directly benefit the Corporation through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials. Shareholders with questions about notice-and-access can call the Corporation’s transfer agent Capital Transfer Agency ULC. (“Capital Transfer”) toll-free at 1-844-499-4482. Shareholders may also obtain paper copies of the Circular free of charge by contacting Capital Transfer at the same toll-free number or upon request to the Corporation’s Corporate Secretary. A request for paper copies which are required in advance of the Meeting should be sent so that they are received by the Corporation or Capital Transfer, as applicable, by February 8, 2021 in order to allow sufficient time for Shareholders to receive the paper copies and to return their proxies or voting instruction forms to intermediaries not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the City of Toronto, Ontario) prior to the time set for the Meeting or any adjournments or postponements thereof (the “Proxy Deadline”).

SHAREHOLDERS ARE REMINDED TO REVIEW THE CIRCULAR BEFORE VOTING.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or an officer of the Corporation at any time since the beginning of its last completed financial year or any associate of any such director or officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Circular.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Corporation is authorized to issue an unlimited number of Shares. Each Share entitles the holder of record to notice of and one vote on all matters to come before the Meeting. No group of shareholders has the right to elect a specified number of directors nor are there cumulative or similar voting rights attached to the Shares of the Corporation.

The directors of the Corporation have fixed January 18, 2021 as the record date (the “Record Date”) for determination of the persons entitled to receive notice of the Meeting. Shareholders of record as of the Record Date are entitled to vote their Shares except to the extent that they have transferred the ownership of any of their Shares after the Record Date, and the transferees of those Shares produce properly endorsed share certificates or otherwise establish that they own the Shares, and demand, not later than ten (10) days before the Meeting, that their name be included in the shareholder list before the Meeting, in which case the transferees are entitled to vote their Shares at the Meeting.

As of the date of this Circular, 175,442,611 Shares are issued and outstanding.

To the knowledge of the directors and officers of the Corporation, as of the date of this Circular, no person or company beneficially owned, directly or indirectly, or exercised control or direction over, voting shares of the Corporation carrying more than ten percent (10%) of the voting rights attached to all shares of the Corporation, except as follows:

Shareholder	Number of Securities	Percentage of Common Shares
Merida Capital Partners II LP, Merida Capital Partners III LP, Merida Capital Partners III QP LP	26,243,945	14.96%

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Corporation’s directors, the only matters to be placed before the Meeting are those set forth in the accompanying Notice of Meeting relating to the consolidation of the Corporation’s common shares.

1.	Share Consolidation

The Board of Directors of the Corporation (the “Board”) has proposed the submission to Shareholders for consideration of a special resolution approving the consolidation of the Corporation’s issued and outstanding Common Shares (the “Consolidation Resolution”). If the Consolidation Resolution is approved, the Board will have authority to consolidate the Common Shares at a ratio of up to five (5) to one (1) (the “Consolidation”). The Board will be permitted without further shareholder approval to select a lower consolidation ratio if it deems appropriate. Approval of the Consolidation by the shareholders would give the Board authority to implement the Consolidation at any time. As at the date hereof, assuming the shareholders approve the Consolidation, the Board intends to implement the Consolidation as soon as reasonably practical following the Meeting, subject to the approval of the TSX Venture Exchange (the “TSXV”). In addition, notwithstanding approval of the Consolidation by the shareholders, the Board, in its sole discretion, may revoke the Consolidation Resolution and abandon the Consolidation without further approval, action by, or prior notice to Shareholders.

Background and Reasons for Consolidation

The Corporation has applied to list on the NASDAQ in the United States. One of the conditions for listing on the NASDAQ is that the Corporation have a share price in excess of US$3.00. The Consolidation is being undertaken to meet that requirement.

Accordingly, shareholders will be asked to approve the Consolidation Resolution to consolidate the issued and outstanding Common Shares of the Corporation on the basis of one (1) new Common Share for up to five (5) old Common Shares. The Consolidation Resolution will also grant the Board the authority to: (i) use their discretion to adjust the consolidation ratio, (ii) use their discretion with respect to the timing to implement the Consolidation Resolution, and (iii) use their discretion to revoke the Consolidation Resolution.

Principal Effects of the Share Consolidation

If approved and implemented, the Consolidation will occur simultaneously for all of the Common Shares and the Consolidation ratio will apply equally for all such Common Shares. The Consolidation will affect all holders of the Corporation’s Common Shares uniformly. In addition, there may be a minimal effect on a Shareholder’s percentage ownership interest in the Corporation resulting from the proposed treatment of fractional Common Shares (see “Effect on Fractional Shares”). No fractional Common Share will be issued in connection with the Consolidation. Each Common Share outstanding post-Consolidation will be entitled to one vote and will be fully paid and non-assessable.

The principal effects of the Consolidation will be that:

the number of Common Shares of the Corporation issued and outstanding will be reduced from 175,442,611 Common Shares as of the date hereof to approximately 35,088522 Common Shares if the maximum consolidation ratio of five (5) to one (1) is used; and

(a)

the exercise or conversion price and/or the number of Common Shares issuable under any of the Corporation’s outstanding convertible securities, stock options and warrants will be proportionally adjusted upon the Consolidation based on the Consolidation ratio.

Effect on Fractional Shares

No fractional Common Shares will be issued if, as a result of the Consolidation, a shareholder would otherwise be entitled to a fractional Common Share. Instead, if, as a result of the Consolidation, a Shareholder is entitled to a fractional Common Share, such fractional Common Share that is less than 1⁄2 of one (1) post-Consolidation

Common Share will be cancelled and each fractional Common Share that is at least 1⁄2 of one (1) post-Consolidation Common Share will be rounded up to one (1) whole post-Consolidation Common Share.

Effect on Non-Registered Holders

Non-Registered Holders holding their Common Shares through an Intermediary should note that such Intermediary may have different procedures for processing the Consolidation than those that will be put in place by the Corporation for registered shareholders. If you are a Non-Registered Holder and you have questions or concerns in this regard, you are encouraged to contact your Intermediary.

Effect on Convertible Securities and Stock Options

The exercise or conversion price and/or the number of Common Shares issuable under any outstanding convertible securities and outstanding stock options will be proportionally adjusted upon the implementation of the Consolidation, in accordance with the terms of such securities, based on the Consolidation ratio.

Effect on Common Shares Held in Book-Entry Form

Certain Non-Registered Holders may own Common Shares in book-entry form. Non-Registered Holders will not have share certificates evidencing their ownership of such Common Shares and therefore do not need to take any additional actions to exchange their pre-Consolidation book-entry Common Shares, if any, for post-Consolidation Common Shares. Upon the effective date of the Consolidation, each then existing book-entry account will be adjusted to reflect the number of post-Consolidation Common Shares to which the Non-Registered Holder is entitled in accordance with the Consolidation ratio.

Letter of Transmittal for Registered Shareholders]

Registered shareholders will have received a Letter of Transmittal with their proxy materials which provides detailed instructions for the exchange of share certificates. The transfer agent will send to each registered shareholder who has sent the required documents a new share certificate representing the number of post-Consolidation Common Shares to which the shareholder is entitled. Until surrendered, each share certificate representing pre-Consolidation Common Shares will be deemed for all purposes to represent the number of whole post-Consolidation Common Shares to which the holder is entitled as a result of the Consolidation. If a registered shareholder would otherwise be entitled to receive a fractional share, such fractional share shall be treated in the manner described above. Registered Shareholders should delay sending in the Letter of Transmittal until the Consolidation Resolution has been approved and the Corporation announces the Consolidation has occurred.

No Dissent Right

Under the Canada Business Corporations Act (the “CBCA”), Shareholders do not have dissent or appraisal rights with respect to the Consolidation.

Resolution for Approving the Consolidation

Upon approval of the Consolidation Resolution, following the obtaining of all necessary regulatory approvals, including the acceptance of TSXV, the Corporation will promptly file articles of amendment with the required entity under the CBCA in the form prescribed by the CBCA to amend the Corporation’s articles of incorporation. The Consolidation will become effective on the date shown in the certificate of amendment in connection therewith, or such other date as indicated in the articles of amendment.

The text of the Consolidation Resolution is as follows:

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

the Corporation be, and it hereby is, authorized and empowered to file articles of amendment with the Director appointed under section 173 of the CBCA at any time after the date of this Amendment Resolution to amend the articles of the Corporation to consolidation the issued and outstanding shares in the capital of the Corporation on the basis of one (1) post-Consolidation Common Share for up to every five (5) Common Shares currently issued and outstanding and the directors of the Corporation are hereby authorized to select a lesser consolidation ratio at their sole discretion;

2.

no fractional shares shall be issued upon the consolidation, each fractional Common Share that is less than 1⁄2 of one (1) post-Consolidation Common Share will be cancelled and each fractional Common Share that is at least 1⁄2 of one (1) post-Consolidation Common Share will be rounded up to one (1) whole post-Consolidation Common Share;

3.

notwithstanding the approval of holders of the Common Shares of the Corporation to the above resolutions, the Board may revoke the foregoing resolutions before they are acted on without any further approval by the persons eligible to vote on this Consolidation Resolution at the Meeting;

4.	the effective date of such consolidation shall be the date shown in the certificate of amendment; and

5.

any of the officers or directors of the Corporation be and are hereby authorized for and on behalf of the Corporation (whether under its corporate seal or otherwise) to execute and deliver articles of amendment to effect the foregoing resolutions with the required entity and all other documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement the foregoing resolutions and the matters authorized hereby, such determinations to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any such action.”

Approval of the Consolidation Resolution shall require the affirmative vote of two-thirds of the votes cast on the Consolidation Resolution at the Meeting, whether in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CONSOLIDATION RESOLUTION. UNLESS A PROXY CONTAINS INSTRUCTIONS ON HOW YOU WOULD LIKE YOUR COMMON SHARES VOTED AT THE MEETING, THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THE APPROVAL OF THE CONSOLIDATION RESOLUTION.

2.	Approval of Additional Amendments to the Company’s Articles

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve, a special resolution (the “Amendment Resolution”), authorizing, an amendment to the Articles to: (i) delete the existing class of preferred shares; (ii) remove the current restrictions on the ability of shareholders to transfer their Shares and; (iii) to allow the Board to appoint one or more additional directors up to a maximum of one-third of the number of directors elected at a meeting of shareholders to hold office for a term expiring not later than the close of the next annual meeting of shareholders of the Company.

Section 106(8) of the CBCA allows the directors of a corporation to, if the articles of such corporation so provide, appoint one or more additional directors between annual meetings of shareholders, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, however, the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. From time to time, the Board may identify an individual who could make a valuable contribution to the Corporation as a director. It will be beneficial for the Corporation if the Board possesses the ability to appoint such an individual as a director between annual meetings of shareholders, increasing the total number of directors of the Corporation. The Board will not be obligated to make additional appointments to the Board during the year, but will be able to make such appointments without obtaining additional Shareholder approval. In addition, the Corporation wishes to clean up its articles by deleting the existing class of preferred shares which were created solely for a prior transaction and to remove provisions that are no longer applicable.

Accordingly, at the Meeting, Shareholders will be asked to consider and if deemed advisable, to pass, with or without variation the following special resolution permitting the Board to: (i) delete the existing class of preferred shares; (ii) remove the restrictions on transfer in the articles; and (ii) to appoint one or more directors up to a maximum of one-third of the number of directors elected at a meeting of shareholders, to hold office for a term expiring no later than the close of the next annual meeting of Shareholders.

The text of the Amendment Resolution is as follows

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

the Corporation be, and it hereby is, authorized and empowered to file articles of amendment with the Director appointed under section 173 of the CBCA at any time after the date of this Amendment Resolution to amend the articles of the Corporation to amend the text of Section 3 to remove all references to the First Preferred Series A Shares;

2.

the Corporation be, and it hereby is, authorized and empowered to file articles of amendment with the Director appointed under section 173 of the CBCA at any time after the date of this Amendment Resolution to amend the articles of the Corporation to remove the text from Section 4 and replace it with “none”;

3.

the Corporation be, and it hereby is, authorized and empowered to file articles of amendment with the Director appointed under section 173 of the CBCA at any time after the date of this Amendment Resolution to amend the articles of the Corporation to allow the directors to appoint, without shareholder approval, and in accordance with section 106(8) of the CBCA, one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, with the total number of additional directors so appointed not exceeding one-third of the number of directors elected at the previous annual meeting of shareholders; and

4.

any of the officers or directors of the Corporation be and are hereby authorized for and on behalf of the Corporation (whether under its corporate seal or otherwise) to execute and deliver articles of amendment to effect the foregoing resolutions with the required entity and all other documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement the foregoing resolutions and the matters authorized hereby, such determinations to be conclusively evidenced by the execution and delivery of such documents and other instruments or the taking of any such action.”

Approval of the Amendment Resolution shall require the affirmative vote of two-thirds of the votes cast on the Amendment Resolution at the Meeting, whether in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT RESOLUTION. UNLESS A PROXY CONTAINS INSTRUCTIONS ON HOW YOU WOULD LIKE YOUR COMMON SHARES VOTED AT THE MEETING, THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THE APPROVAL OF THE AMENDMENT RESOLUTION.

3.	Approval of the Amended and Restated By-Law No.1

The Corporation’s by-laws have been amended (“Amended and Restated By-Law No. 1”), subject to ratification by the Corporation’s Shareholders, to include (i) provisions providing for the ability of the Corporation to conduct virtual shareholder meetings, (ii) reducing the quorum for a meeting of shareholders to two shareholders in person or by proxy and (ii) a provision that requires advance notice be given to the Corporation in circumstances where nomination of persons for election to the Board are made by Shareholders (the “Advance Notice Provisions”). The Advance Notice Provisions set a deadline by which Shareholders must submit nominations (a “Notice”) for the election of directors to the Corporation prior to any annual meeting of Shareholders. In the case of an annual meeting of Shareholders, a Notice must be provided to the Corporation not less than 30 days and not more than 65 days prior to the date of the annual meeting, provided that if the annual meeting of Shareholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, the Notice must be given no later than the close of business on the tenth day following the Notice Date, and in the case of a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the fifteenth day following the Notice Date.

At the Meeting, Shareholders will be asked to consider, and, if deemed appropriate, pass, with or without resolution, An ordinary resolution (the “By-Law Resolution”), the full text of which is set out below, subject to such amendments, variations or additions as may be approved at the Meeting, approving and ratifying the Amended and Restated By-Law No. 1. The resolution to ratify and confirm the Amended and Restated By-Law No. 1, which requires a simple majority vote to be approved, is as follows:

BE IT RESOLVED THAT:

1.	the Amended and Restated By-Law No. 1, in the form attached as Schedule “A” to the Information Circular, is approved, ratified, confirmed and adopted as the by-law Corporation; and

2.

any one or more directors or officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to take, or cause to be taken, any and all such acts and things and to execute and deliver, under the corporate seal of the Corporation or otherwise, all such deeds, instruments, notices, consents, acknowledgments, certificates, assurances and other documents (including any documents required under applicable laws or regulatory policies) as any such director or officer in his or her sole discretion may determine to be necessary or desirable to give effect to the foregoing resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such deed, instrument, notice, consent, acknowledgement, certificate, assurance or other document.

Approval of the By-Law Resolution shall require the affirmative vote of a majority of the votes cast on the By-Law Resolution at the Meeting, whether in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE BY-LAW OPTION PLAN RESOLUTION. UNLESS A PROXY CONTAINS INSTRUCTIONS ON HOW YOU WOULD LIKE YOUR COMMON SHARES VOTED AT THE MEETING, THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE FOR THE APPROVAL OF THE BY-LAW RESOLUTION.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Management of the Corporation is not aware of any material interests, direct or indirect, of any informed person of the Corporation, any proposed director of the Corporation, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

OTHER BUSINESS

Management of the Corporation is not aware of any matters to come before the meeting other than those set out in the Notice of Meeting. If other matters come before the Meeting it is the intention of the individuals indicated in the form of proxy to vote the same in accordance with their best judgment in such matters.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com.

APPROVAL OF BOARD OF DIRECTORS

The contents of this Circular, and the sending thereof to each director of the Corporation, to the auditor of the Corporation and to the shareholders of the Corporation has been approved by the Board.

DATED at the City of Toronto, in the Province of Ontario, this 18th day of January 2021.

“signed”
Kashaf Qureshi
President and Director

SCHEDULE “A”

By-Law No. 1

AMENDED AND RESTATED BY-LAW NO.1

A by-law relating generally to the conduct of the affairs of SKYLIGHT HEALTH GROUP INC. BE IT ENACTED AND IT IS HEREBY ENACTED as Amended and Restated by-law No. 1 of SKYLIGHT HEALTH GROUP INC. (hereinafter called the “Corporation”) as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions.

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)

“Act” means the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefore;

(b)	“board” means the board of directors of the Corporation;

(c)	“by-laws” means this amended and restated by-law no.1 and all other by-laws of the Corporation from time to time in force and effect;

(d)	“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

(e)	“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

(f)

“recorded address” means in the case of a shareholder, his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

(g)	“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.4 or by a resolution passed pursuant thereto;

(h)	“special meeting of shareholders” includes a meeting of any class or classes of shareholders, and means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

(i)	all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(j)

words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, partnerships, syndicates, trusts and any number or aggregate of persons; and

(k)

the headings used in the by-laws are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions thereof, or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

ARTICLE 2

BUSINESS OF THE CORPORATION

2.1	Registered Office

Unless changed in accordance with the Act, the registered office of the Corporation shall be at the place within Canada from time to time specified in the articles and at such address therein as the directors may from time to time determine.

2.2	Corporate Seal

The corporate seal of the Corporation shall be in such form as the directors may by resolution adopt from time to time.

2.3	Financial Year

The first financial period of the Corporation and thereafter the fiscal year of the Corporation shall terminate on such date as the directors may by resolution determine.

2.4	Execution of Contracts, Etc.

Subject to Section 2.6, contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by any one director or officer. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. The signature or signatures of any officer or director of the Corporation and of any officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation, and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, as authorized by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced, and shall be as valid to all intents and purposes as if they had been signed manually, and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation. The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors, although a document is not invalid merely because a corporate seal is not affixed thereto.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

2.5	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the directors. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the directors may from time to time prescribe or authorize.

2.6	Cheques, Drafts, Notes, Etc.

All cheques, drafts or orders for the payment of money, and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not an officer or officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

2.7	Custody of Securities

All securities (including certificates, warrants or other evidences of conversion privileges, options or rights to acquire securities) owned by the Corporation shall be lodged in the name of the Corporation with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors. All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship), and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

2.8	Voting Securities in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the said signing officers executing or arranging for the same. In addition, the directors may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

ARTICLE 3

DIRECTORS

3.1	Number of Directors

Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

3.2	Qualification

Every director shall be an individual eighteen (18) or more years of age, and no one who is of unsound mind and has been so found by a court in Canada or elsewhere, or who has the status of a bankrupt shall be a director. Unless the articles otherwise provide, a director need not be a shareholder. At least twenty-five per cent of the directors of the Corporation must be resident Canadians. If at any time the Corporation has less than four directors, at least one director must be a resident Canadian.

3.3	Term of Office

A director’s term of office (subject to the provisions, if any, of the Corporation’s articles, and subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting next following, or until his successor is elected or appointed.

3.4	Nomination of Directors

Subject only to the Act and the articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (I) by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (II) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act or by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for below in this Section 3.4 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below in this Section 3.4:

(a)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the corporate secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 3.4.

(b)

To be timely, a Nominating Shareholder’s notice to the corporate secretary of the Corporation must be made (i) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting of shareholders) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this paragraph (b). In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(c)

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary of the Corporation must set forth (i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation(s) or employment(s) of the person, (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and (ii) as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(d)

No person shall be eligible for election as a director unless nominated in accordance with the provisions of this Section 3.4; provided, however, that nothing in this Section 3.4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(e)

For purposes of this Section 3.4, (i) “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) “Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(f)

Notwithstanding any other provision of this by-law, notice given to the corporate secretary of the Corporation pursuant to this Section 3.4 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the corporate secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(g)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 3.4.

3.5	Election and Removal

Directors shall be elected by the shareholders in a meeting on a show of hands unless a poll is demanded, and if a poll is demanded, such election shall be by ballot. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of a meeting of shareholders at which directors are elected but, if qualified, are eligible for re-election. If a meeting of the shareholders of the Corporation fails to elect the number or the minimum number of directors required by the articles by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum. Subject to subSection 2 of Section 109 of the Act, the shareholders of the Corporation may, by ordinary resolution at a special meeting, remove any director before the expiration of his term of office, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal, and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

3.6	Vacation of Office

The office of a director shall ipso facto be vacated if:

(a)	he dies:

(b)	he is removed from office by the shareholders;

(c)	he becomes bankrupt;

(d)	he is found by a court in Canada or elsewhere to be of unsound mind; or

(e)	his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

3.7	Vacancies

Subject to the Act, where a vacancy occurs in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from failure to elect the number or minimum number of directors required by the articles, and a quorum of directors remains in office, the directors then in office (even though twenty-five per cent of such directors are not resident Canadians) may appoint a person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder.

3.8	Action by Directors

Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation, and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

3.9	Canadian Directors Present at Meetings

The directors shall not transact business at a meeting unless at least twenty-five per cent of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)	the required number of resident Canadian directors would have been present had that director been present at the meeting.

3.10	Duties

Every director and officer of the Corporation in exercising his powers and discharging his duties shall:

(a)	act honestly and in good faith with a view to the best interest of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

(c)

3.11	Validity of Acts

An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

3.12	Remuneration and Expenses

Subject to any unanimous shareholder agreement, the remuneration to be paid to the directors shall be such as the directors shall from time to time determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director of a Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

ARTICLE 4

MEETINGS OF DIRECTORS

4.1	Calling of Meetings

Meetings of the directors shall be held from time to time at such place as the chairman of the board (if any), the president or vice-president who is a director or any two directors may determine and the secretary shall, upon direction of any of the foregoing, convene a meeting of directors.

4.2	Place of Meeting

Meetings of directors and of any committee of directors may be held at any place in or outside Canada.

4.3	Notice

Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled or telexed to each director not less than 2 days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled or telexed, but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all absent directors have waived notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or the notice thereof may be waived by any director in writing or by telegram, cable or telex addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. A notice of meeting of directors or of any committee of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditors of the Corporation;

(c)	issue securities of the Corporation;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares of the Corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve a takeover bid circular or directors’ circular;

(i)	approve any annual financial statements; or

(j)	adopt, amend or repeal by-laws.

4.4	Quorum

Subject to Section 3.9, the quorum for the transaction of business at any meeting of the directors shall consist of a majority of the directors then in office and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.5	First Meeting of the New Board

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders, or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

4.6	Adjournment

Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place, and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting are announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.7	Telephone Participation

Where all directors have consented thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed to be present at that meeting.

4.8	Regular Meetings

The directors may appoint a day or days in any month or months for regular meetings of the directors at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.9	Chairman

The chairman of any meeting of the directors shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.10 Votes to Govern All questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his original vote shall not have a second or casting vote.

4.11	Resolution in Lieu of Meeting

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

4.12	One Director Meeting

If the Corporation has only one director, that director may constitute a meeting.

ARTICLE 5

COMMITTEES

5.1	Committees of Directors

The directors may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise.

5.2	Transaction of Business

Subject to the provisions of Section 4.7, the powers of such committee or committees of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.3	Advisory Bodies

The directors may from time to time appoint advisory bodies as they may deem advisable.

5.4	Procedure

Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE 6

OFFICERS

6.1	Appointment of Officers

The directors may annually or as often as may be required appoint a president and a secretary, and if deemed advisable, may annually or as often as may be required appoint one or more vice-presidents, (to which title may be words added indicating seniority or function), a treasurer, and such other officers as the directors may determine, including one or more assistants to any one of the officers so appointed. Subject to Sections 6.2 and 6.3, an officer may but need not be a director, and one person may hold more than one office. In case and whenever the same person holds the offices of secretary and treasurer, he may but need not be known as the secretary-treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors.

6.2	Chairman of the Board

The board may from time to time appoint a chairman of the board who shall be a director. If appointed, the directors may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the directors may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.3	Managing Director

The directors may from time to time appoint from their number a managing director who is a resident Canadian, and may delegate to the managing director any of the powers of the directors subject to the Act. A managing director shall conform to all lawful orders given to him by the directors of the Corporation, and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation.

6.4	President

The president shall, unless and until the board designates any other officer of the Corporation to be the chief executive officer of the Corporation, be the chief executive officer and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board and managing director, if any, and if the president is also a director of the Corporation, the president shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

6.5	Vice-President

The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors.

6.6	Secretary

The secretary shall give or cause to be given notices for all meetings of the directors and any committee of the directors and shareholders when directed to do so, and shall have charge of the minute books of the Corporation and, subject to the provisions of Section 8.3 hereof, of the documents and registers required by the Act. He shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors, or as are incident to his office.

6.7	Treasurer

Subject to the provisions of any resolution of the directors, the treasurer shall have the care and custody of all the funds and securities of the Corporation, and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare and maintain proper accounting records in compliance with the Act. He shall render to the directors whenever required an account of all his transactions as treasurer and of the financial position of the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

6.8	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the directors or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.9	Duties of Officers May Be Delegated

In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

6.10	Term of Office

All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause. Otherwise, each officer appointed by the directors shall hold office until his successor is appointed.

6.11	Variation of Powers and Duties

The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.12	Terms of Employment and Remuneration

The terms of employment and remuneration of all officers appointed by the board, including the chairman of the board, if any, and the president shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder shall not disqualify him from receiving such remuneration as may be determined.

6.13	Conflict of Interest

An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 7.4.

6.14	Fidelity Bonds

The directors may require such officers, employees -and agents of the Corporation as the directors deem advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the directors may from time to time determine, provided that no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

6.15	Vacancies

If the office of chairman, managing director, president, vice-president, secretary, treasurer, or any other office created by the directors pursuant to Section 6.8 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the president or the secretary and may in the case of any other officer appoint an officer to fill such vacancy.

6.16	Other Officers

The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

ARTICLE 7

PROTECTION OF DIRECTORS AND OFFICERS

7.1	Limitation of Liability

No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or in relation thereto, unless the same shall happen by or through his failure to exercise his powers and to discharge his duties honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act and regulations made thereunder, or relieve him from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

7.2	Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with the Corporation or other entity, if:

(a)

the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

7.3	Insurance

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.2 against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate at the Corporation’s request.

7.4	Conflict of Interest

A director or officer who is a party to, or who is a director or officer of or has a material interest in any material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the directors or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the directors or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

7.5	Submission of Contracts or Transactions to Shareholders for Approval

The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

ARTICLE 8

SHARES

8.1	Allotment

Subject to the Act, the articles of the Corporation and any unanimous shareholder agreement, the directors may from time to time allot, or grant options to purchase, the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the directors may determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2	Commissions

The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3	Transfer Agents and Registrars

The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The directors may at any time terminate any such appointment.

8.4	Share Certificates

Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a nontransferrable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate shall be in such form as the directors shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.4: it need not be under the corporate seal. The signature of one of the signing officers may be printed or mechanically reproduced in facsimile upon share certificates; the other officer must sign manually. Every such facsimile signature shall for all purposes be deemed to be a signature binding upon the Corporation. Unless the directors otherwise determine, certificates representing shares in respect of which a transfer agent or registrar, as the case may be, has been appointed shall not be valid unless countersigned manually by or on behalf of such transfer agent or registrar. In the case of share certificates which are not valid unless countersigned manually by or on behalf of a transfer agent or registrar, the signature of both signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be a signature binding upon the Corporation. Notwithstanding any change in the persons holding office between the time of signing and the issuance of any certificate, and notwithstanding that a person may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

8.5	Registration of Transfer

Subject to the Act, a transfer of shares shall not be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon, or delivered therewith, duly executed by the registered holder or by his attorney, fiduciary or agent duly appointed, together with such reasonable assurance that the endorsement is genuine and effective as the directors may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the directors, upon compliance with such restrictions on transfer as are authorized by the articles, and upon satisfaction of any lien referred to in Section 8.10.

8.6	Non-Recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.7	Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.8	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make dividends or other payments in respect thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.9	Replacement of Share Certificates

The directors or any officer or agent designated by the directors may in their or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

8.10	Lien for Indebtedness

If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

ARTICLE 9

DIVIDENDS AND RIGHTS

9.1	Dividends

Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.2	Dividend Cheques

A dividend payable in money shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

9.4	Record Date for Dividends and Rights

The directors may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment for such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date by newspaper advertisement in the manner provided in the Act unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.5	Unclaimed Dividends

Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

10.1	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.3, at such place as the directors, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.2	Special Meetings

The directors, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.3	Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the directors shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.4	Virtual Meetings

If the board calls a meeting of shareholders under the Act, the board may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, an electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.5	Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Part Eleven not less than 21 nor more than 60 days before the date of the meeting to each director, to the auditors and to each shareholder who at the close of business on the record date is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and the auditors’ report, election of directors and reappointment of incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.6	List of Shareholders

Entitled to Notice For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to Section 10.7, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is kept and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.7	Record Date for Notice

The directors may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held.

10.8	Meetings without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, provided that such shareholders, auditors or directors, present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.9	Chairman, Secretary and Scrutineers

The chairman of the board or, in his absence, any of the co-chairmen of the board, or, in their absence, the lead director or, in his absence, the president or, in the absence of all of them or in the event the directors otherwise so determine, such individual as is designated by the directors, shall be the chairman of any meeting of shareholders. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.11	Quorum

Subject to the provisions of Section 10.21, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.12	Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in Section 10.6, a shareholder whose name appears on such list is entitled to vote the shares shown opposite his name at the meeting to which the list relates. At any meeting of shareholders for which the Corporation has not prepared the list referred to in Section 10.6, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.13	Proxyholders and Representatives

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

10.14	Time for Deposit of Proxies

The directors may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.15	Joint Shareholders

If two or more persons hold shares jointly, any of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

10.16	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hand or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.17	Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as provided in Section 10.18. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. For the purpose of this Section, if at any meeting the Corporation has made available to shareholders the means to vote electronically, any vote made electronically shall be included in tallying any votes by show of hands.

10.18	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.19	Adjournment

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.20	Resolution in Writing

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.21	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or represented by proxy constitutes a meeting and the quorum requirements hereof shall have no application.

ARTICLE 11

NOTICES

11.1	Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the directors shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid: a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box: and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the directors in accordance with any information believed by him to be reliable.

11.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.3	Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.4	Undelivered Notices

If any notice given to a shareholder pursuant to Section 11.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.5	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder through whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.7	Waiver of Notice

Any shareholder, proxyholder, representative, director, officer, auditor, member of a committee of the board or other person entitled to attend a meeting of shareholders may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or to the shareholder whom the proxyholder or representative represents under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event for which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

ARTICLE 12

EFFECTIVE DATE

12.1	Effective Date

This by-law shall come into force when made by the directors in accordance with the Act.

12.2	Repeal

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of the Articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the board or a committee of the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

MADE by the board the 20th day of January, 2021.

By:	/s/ Pradyum Sekar
Name:	Pradyum Sekar
Title:	Chief Executive Officer